SUB-ADVISORY AGREEMENT

         SUB-ADVISORY AGREEMENT (herein "the Agreement" or "this Agreement") made this day of , 2003 by and between GW Capital Management, LLC, doing business as Maxim Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the "Adviser"), Federated Investment Management Company, a business trust organized under the laws of the State of Delaware, registered as an investment adviser under the Investment Advisers Act of 1940 (the "Sub-adviser"), and Maxim Series Fund, Inc., a Maryland corporation ("the Fund"), this Agreement embodying the arrangement whereby the Sub-adviser will act as an investment adviser to the portfolios of the Fund (the "Portfolios") listed in Schedule A attached hereto and commencing on the dates specified therein, as such Schedule may be amended from time to time by mutual written agreement, in conjunction with the Adviser, as follows:

                                    ARTICLE I
                                    Preamble
         The Fund entered into an Investment Advisory Agreement with the Adviser, a copy of which has been provided to the Sub-adviser. This advisory agreement and all amendments thereto are hereinafter referred to as the "MCM Agreement". In the MCM Agreement, the Adviser agreed to act as adviser to and manager of the Fund. In that capacity it agreed to manage the investment and reinvestment of the assets of any portfolio of the Fund in existence or created in the future and to administer the Fund's affairs. The Adviser wishes to obtain assistance with respect to its aforesaid advisory and management role with respect to the Portfolios only to the extent described herein, and the Fund by this Agreement agrees to such arrangement.

                                   ARTICLE II
                            Duties of the Sub-adviser
         The Adviser hereby employs and authorizes the Sub-adviser to act as an investment subadviser to and manager of the Portfolios, and, subject to the periodic review of the Board of Directors of the Fund (the "Board"), to, in accordance with the terms and conditions of this Agreement, manage the investment and reinvestment of the assets of the Portfolios and to administer its affairs, for the period and on the terms and conditions set forth in this Agreement. The Sub-Adviser may perform its day-to-day investment subadvisory services under this Agreement in its discretion and without prior consultation in accordance with this Agreement (including, without limitation, the documents referred to in Section B below). The Sub-adviser hereby accepts such employment and agrees during such period, at its own expense (as provided in Section B of Article III below), to render the services and to assume the obligations herein set forth for the compensation provided for herein. The discretion granted to Sub-adviser under this Agreement includes the authority to execute and deliver, and take any other required actions with respect to, such instruments, agreements and other documents, as agent and attorney-in-fact, in the name of and for or on behalf of the Adviser, the Portfolios and/or the Fund as Sub-adviser determines are necessary in connection with the investment and reinvestment of the assets of the Portfolios and the performance of its other services and obligations under this Agreement. Unless otherwise expressly provided or authorized by this Agreement or otherwise, the Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         A. Investment Sub-Advisory Services. In carrying out its obligations in managing the investment and reinvestment of the assets of the Portfolios, the Sub-adviser shall, when appropriate and consistent with the limitations set forth in Section B hereof:

                  (a) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the Portfolios;
                  (b) initially and on a periodic basis thereafter, consult with the Adviser and with the Board and furnish to the Adviser and the board recommendations with respect to an overall investment plan for the Portfolios;
                  (c) seek out specific investment opportunities for the Portfolios consistent with an overall investment plan approved by the Adviser and the Board;
                  (d) take such steps as are reasonably necessary to implement any overall investment plan approved by the Board for the Portfolios, including making and carrying out decisions to acquire or dispose of permissible investments as set forth in the Fund's Registration Statement, management of investments and any other property of the Portfolios and providing or obtaining such services as may be reasonably necessary in managing, acquiring or disposing of investments, consulting as appropriate with the Adviser;
                  (e) regularly report to the Adviser and the Board with respect to investment related activity within the Portfolios (including, but not limited to, purchases, sales and contractual commitments), the implementation of any approved overall investment plan and any other activities in connection with management of the assets of the Portfolios;
                  (f) communicate as appropriate to the Adviser adequate and timely information on investment related activity within the Portfolios, including, but not limited to, purchases, sales and contractual commitments;
                  (g) arrange with the applicable broker, dealer, bank, futures commission merchant or other firm dealing in securities at the time of the purchase or sale of investments or other assets of the Portfolios for the appropriate delivery of the investment or other asset (it being understood that, consistent with Article IX below, Sub-adviser shall not be responsible for delivery or liable for the acts and omissions of any such parties) ;
                  (h) report monthly in writing to the Adviser and report at least annually in person to the Board with respect to the implementation of the approved investment plan and any other activities in connection with management of the Portfolios;
                  (i) maintain all records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments or other assets of the Portfolios required under applicable law or this Agreement to be maintained by Sub-adviser (it being understood that Sub-adviser does not retain, and shall not be responsible for maintaining, broker confirmations or statements);;
                  (j) arrange with the Adviser a reasonable administrative process which permits the Adviser to appropriately reflect in its daily determination of unit values, the transactions, positions and obligations of the Portfolios resulting from the investment management services provided to the Portfolios; and
                  (h) unless otherwise directed by the Adviser or the Fund in writing, vote all shares held by the Portfolios. Adviser shall from time to time provide Sub-Adviser with such reasonable documentation of Adviser's acceptance of Sub-Adviser's proxy voting policies and guidelines as Sub-Adviser may reasonably request.

         In connection with the rendering of the services required to be provided by the Sub-adviser under this Agreement, the Sub-adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Fund (if required under applicable law), make use of its affiliated companies, if any, and their employees; provided that the Sub-adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement.

         It is understood that any information or recommendation supplied by the Sub-adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser in connection with the Portfolios.

         The Adviser will continue to provide all of the services described in the MCM Agreement other than the services described herein which have been delegated to the Sub-adviser in this Agreement.

         If, in the judgment of the Sub-adviser, the Portfolios would be benefited by supplemental investment research from other persons or entities, outside the context of brokerage transactions referred to in Article IV hereof, the Sub-adviser is authorized to obtain, and pay at its own expense, for such information.

         B. Limitations on Advisory Services. The Sub-adviser shall perform the services under this Agreement, subject to the periodic review of the Adviser and the Board, and in a manner consistent with the investment objectives, policies, and restrictions of the Portfolios and/or Fund as stated in its Registration Statement, as amended from time to time, filed with the Securities and Exchange Commission, its Articles of Incorporation and Bylaws, as amended from time to time and the other documents (as applicable) identified on Schedule C hereto and provided to or in the possession of Sub-adviser (it being understood that certain of such documents may already be in Sub-adviser's possession) and the provisions of the Investment Company Act of 1940, as amended.

         The Fund has furnished or will furnish the Sub-adviser with copies of the Fund's Registration Statement, Prospectus, Articles of Incorporation, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-adviser will be entitled to rely on all documents furnished by the Adviser or the Fund, or any agent of the Adviser or the Fund.

         The Adviser and the Fund hereby acknowledge that Sub-adviser is not responsible for pricing portfolio securities and will rely on the pricing services utilized by the Adviser.

                                   ARTICLE III
                         Compensation of the Sub-adviser
         A. Investment Advisory Fee. The Adviser, and not the Fund, will pay monthly compensation to the Sub-adviser for the services rendered by the Sub-adviser with respect to the Portfolios, as described in Schedule B attached hereto, as such Schedule may be amended from time to time by mutual written agreement, based on the average daily net assets of the Portfolios during each month. Such payment will accrue daily and will be paid monthly to Sub-adviser on or before the last business day of the next succeeding calendar month. If this Agreement is terminated or expires, the payment shall be prorated to the effective date of termination or expiration.

         B. Allocation of Expenses. The Sub-adviser shall be responsible for all expenses incurred by Sub-adviser in performing the services set forth in Article II hereof. These expenses include only the costs incurred in providing sub-advisory services pursuant to this Agreement (such as compensating and furnishing office space for officers and employees of the Sub-adviser connected with investment and economic research, trading, and investment management of the Portfolio). As described in the MCM Agreement, the Fund and/or the Adviser pays all other expenses incurred in the operation of the Portfolios and all of its general administrative expenses. The Sub-adviser shall not be responsible for the following expenses of the Adviser or the Fund: organization and offering expenses of the Fund (including out-of-pocket expenses, but not including the Sub-adviser's overhead and employee costs); fees payable to the Sub-adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's Administrator or of any transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions, mark-ups, ticket charges, transfer taxes, custodian fees or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; and costs of stockholders' and other meetings.

                                   ARTICLE IV
                      Portfolio Transactions and Brokerage
         The Sub-adviser agrees to determine the securities to be purchased or sold by the Portfolios, subject to the provisions of Article II, and to place orders pursuant to its determinations, either directly with the issuer, with any broker dealer or underwriter that specializes in the securities for which the order is made, or with any other broker, dealer, bank, futures commission merchant or other firm dealing in securities selected by the Sub-adviser, subject to the following limitations.

         The Sub-adviser is authorized to select the brokers, dealers, banks, futures commission merchants or other firms dealing in securities that will execute the purchases and sales of portfolio securities for the Portfolios. Sub-adviser will use its best efforts to seek to obtain execution of transactions for the Portfolios at prices and rates that are reasonable in relation to the services received, taking into account all appropriate factors, including, without limitation, price, dealer spread or commission, if any, size of the transaction, and difficulty of the transaction.

         The Sub-adviser is specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause the Fund to pay a member of a securities exchange or any other securities broker, dealer, bank, futures commission merchant or other firm dealing in securities an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, dealer, bank, futures commission merchant or other firm dealing in securities would have charged for effecting that transaction, if the Sub-adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker, dealer, bank, futures commission merchant or other firm dealing in securities viewed in terms of either that particular transaction or the Sub-adviser's over-all responsibilities with respect to the accounts as to which it exercises investment discretion (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934). The Sub-adviser shall regularly report to the Adviser and the Board with respect to brokerage commissions incurred by the Portfolios for the purchases and sales of its portfolio securities. The Adviser and the Board will review the amount of such brokerage commissions and consult with the Sub-adviser in that regard.

         Subject to the above requirements, and compliance with the provisions of the Investment Company Act of 1940, the Securities and Exchange Act of 1934, other applicable provisions of law, and the terms of any exemption(s) therefrom, nothing shall prohibit the Sub-adviser from selecting brokers, dealers, banks, futures commission merchants or other firms dealing in securities with which it or the Fund are affiliated.

                                    ARTICLE V
                          Activities of the Sub-adviser
         The services of the Sub-adviser to the Fund under this Agreement are not to be deemed exclusive and the Sub-adviser will be free to render similar services or other services to other advisers, investment companies and other types of clients so long as the Sub-adviser fulfills its rights and obligations under this Agreement.

         It is agreed that the Sub-adviser may use any supplemental investment research obtained for the benefit of the Portfolios in providing investment advice to its other investment advisory accounts. The Sub-adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the Sub-adviser for the benefit of the Sub-adviser or other entities advised by the Sub-adviser may be considered by and may be useful to the Sub-adviser in carrying out its obligations to the Fund.

         Securities held by the Portfolios may also be held by separate accounts or other mutual funds for which the Sub-adviser or its affiliates act as an adviser or sub-adviser, or by the Sub-adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-adviser or its affiliates or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Portfolios or other entities for which the Sub-adviser or its affiliates act as investment adviser or sub-adviser or for their advisory clients arise for consideration at or about the same time, the Fund agrees that the Sub-adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Fund recognizes that there may be an adverse effect on price.

         It is agreed that, on occasions when the Sub-adviser deems the purchase and sales of a security to be in the best interest of the Portfolios as well as other accounts, companies or clients, it may, to the extent permitted by and consistent with applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for other accounts, companies or clients in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-adviser, in the manner it considers to be most equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolios and to such other accounts, companies or clients. The Adviser and Fund recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolios.

                                   ARTICLE VI
                         Effectiveness of the Agreement
         The Agreement shall not become effective (and the Sub-adviser shall not serve or act as hereunder) unless and until (a) it is approved by the Board of the Fund including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and by a majority of the shareholders of each of the Portfolios, (b) receipt by Sub-adviser of complete copies of all policies procedures, guidelines, and codes listed under the heading "Fund's Documents" on Schedule C to this Agreement; and, (c) receipt by Adviser of complete copies of all policies, procedures, guidelines, codes and other documents listed under the heading "Sub-adviser documents" on Schedule C to this Agreement.

                                   ARTICLE VII
                        Term of the Agreement; Amendment
         The Agreement shall remain in effect until two years from the date first above-written and shall continue, subject to the parties' termination rights set forth herein, so long as such continuance is annually approved thereafter (a) by the vote of a majority of the Board of the Fund, or by vote of a majority of the outstanding shares of each of the Portfolios, and (b) by the vote of a majority of the members of the Board, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Board shall request and evaluate, and the Sub-adviser shall furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement. This Agreement:

         (a) shall not be terminated by the Sub-adviser without sixty days prior written notice to the Adviser and the Fund;
         (b) shall be subject to termination, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of each of the Portfolios, on sixty days prior written notice to the Sub-adviser;
         (c) may be amended only by a written instrument signed by the Fund, the Adviser and the Sub-adviser; provided that no material amendment of this Agreement shall be effective without specific approval of such amendment by (I) the Board, including a majority of those directors who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the outstanding shares of each of the Portfolios; and
         (d) shall automatically terminate upon assignment by either party or upon the termination of the MCM Agreement.

                                  ARTICLE VIII
                                  Recordkeeping
         The Sub-adviser agrees that all accounts and records which it maintains for the Portfolios shall be the property of the Fund and that it will surrender promptly to the designated officers of the Fund any or all such accounts and records upon request; provided that Sub-adviser shall be entitled to retain copies of such records in its files to the extent that Sub-adviser determines that such records are necessary to comply with the rules and regulations of the Securities and Exchange Commission or other applicable provisions of state or federal law. The Sub-adviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission and consistent with its customary policies and procedures all such records as are required to be maintained pursuant to said rules. The Sub-adviser also agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner and consistent with its customary policies and procedures; provided, however, that the Sub-adviser may make such records and accounts available to its legal counsel, independent auditors and regulators or as otherwise required by applicable law. All such accounts or records shall be made available, within five (5) business days of the reasonable request, to the Fund's accountants or auditors during regular business hours at the Sub-adviser's offices upon reasonable prior written notice; provided, however, that the Sub-adviser shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with the rules and regulations of the Securities and Exchange Commission or other applicable provisions of state or federal law. In addition, the Sub-adviser will provide any materials, reasonably related to the investment sub-advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of the Fund or as may be required by any governmental agency or self-regulatory organization having jurisdiction. Notwithstanding the foregoing, it is understood that Sub-adviser does not retain, and shall not be responsible for maintaining, broker confirmations or statements.

         The Adviser agrees to maintain all records in connection with this Agreement and the MCM Agreement, and its obligations and services rendered thereunder, as and for such time period required by applicable law, including without limitation the rules and regulations of the Securities and Exchange Commission, and consistent with its customary policies. The Adviser agrees to make such records, or copies thereof, available to Sub-adviser upon reasonable prior request. This record obligation shall survive termination or expiration of this Agreement.

         The Adviser will notify Sub-adviser of any material change in any of the documents listed under the heading "Fund's Documents" on Schedule C to this Agreement and will promptly provide Sub-adviser with copies of any such modified document. The Adviser also will provide Sub-adviser with a list, to the best of Adviser's knowledge, of all affiliated persons of Adviser (and any affiliated person of such an affiliated person) and will promptly update the list whenever the Adviser becomes aware of any additional affiliated persons.

         Any reports to be provided by Sub-adviser under this Agreement shall be in a form as may be mutually agreed upon by Sub-adviser, Adviser and the Fund.

                                   ARTICLE IX
                          Liability of the Sub-adviser
         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Sub-adviser or its officers, directors, employees, controlling persons, shareholders, and any other person or entity affiliated with the Sub-adviser, neither the Sub-adviser nor any of its officers, directors, employees, controlling persons, shareholders or any other person or entity affiliated with the Sub-adviser shall be subject to liability to the Fund or to any shareholder or the Adviser for any act or omission in the course of, or connected with, rendering services pursuant to this Agreement, including without limitation any error of judgment or mistake of law or for any loss suffered by the Fund or any shareholder in connection with the matters to which this Agreement relates. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund or any shareholder of the Fund may have under any federal securities laws. The Sub-adviser shall not be liable for the acts and omissions of any independent contractor used by it nor for those of any bank, trust company, custodian, broker, dealer, futures commission merchant, other firm dealing in securities or other person with whom or into whose hands any monies, shares of the Fund, or securities and investments may be deposited or come into possession, pursuant to the provisions of this Agreement.

         The Adviser and the Fund are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of Sub-adviser and agree that the obligations assumed by Sub-adviser pursuant to this Agreement will be limited in any case to Sub-adviser and its assets and the Adviser and the Fund shall not seek satisfaction of any such obligation from the shareholders of Sub-adviser, the trustees of Sub-adviser, officers, employees or agents of Sub-adviser, or any of them.



                                    ARTICLE X
                                 Indemnification
         Subject to Article IX, the Sub-adviser agrees and undertakes to hold the Adviser harmless and to indemnify and protect the Adviser from and against any and all lawsuits or other claims brought against the Adviser, and any related losses, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney's fees) paid, incurred or suffered by Adviser, as a result of the activities of the Sub-adviser (or omissions by the Sub-adviser in carrying out its obligations) under this Agreement, including the activities (or omissions) of the Sub-adviser's officers and directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Sub-adviser or retained by it to perform or assist in the performance of its obligations under this Agreement; provided, however, that in no event is Sub-adviser's indemnity in favor of Adviser deemed to protect Adviser against any liability to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under this Agreement or the MCM Agreement.

         The Adviser agrees and undertakes to hold the Sub-adviser harmless and to indemnify and protect the Sub-adviser from and against any and all lawsuits or other claims brought against the Sub-adviser, and any related losses, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney's fees) paid, incurred or suffered by Sub-adviser, as a result of (a) the activities of the Adviser (or omissions by the Adviser in carrying out its obligations) under this Agreement or the MCM Agreement, including the activities (or omissions) of the Adviser's officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Adviser or retained by it to perform or assist in the performance of its obligations under this Agreement or the MCM Agreement; or (b) any action or omission by Sub-adviser taken or not taken (i) in reliance on incomplete, obsolete or inaccurate information, records or documents provided by the Adviser or the Fund, or any agent of the Adviser or the Fund or (ii) at the direction of Adviser or the Fund, or any agent of the Adviser or the Fund; provided, however, that in no event is Adviser's indemnity in favor of Sub-adviser deemed to protect Sub-adviser against any liability to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under this Agreement.

         The agreements contained in this Article X shall remain operative and in full force and effect for applicable statutes of limitation periods regardless of (a) any investigation made by or on behalf of Sub-adviser or Adviser, or (b) any termination or expiration of this Agreement.


                                   ARTICLE XI
           Agreements, Representations and Indemnification Related to Disclosure Documents; Additional Representations, Warranties and Agreements

A. The Sub-adviser will reasonably cooperate with the Fund and the Adviser in connection with the registration or qualification of units of the Portfolios for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Fund may reasonably request and will reasonably cooperate with the preparation of the Disclosure Documents (as defined in Section C of Article XI below). The Fund and the Adviser will provide the Sub-adviser with copies of all Disclosure Documents at least 10 days prior to distribution to investors or submission to governmental bodies or self-regulatory organizations and will incorporate its reasonable comments relating to the description of, or services to be provided by, the Sub-adviser or its affiliates, or relating to the description of the investment objectives and policies of the Portfolios.

         B. The Fund and the Adviser, jointly and severally, represent and warrant to the Sub-adviser that the Disclosure Documents will fully comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and other applicable laws, and the Disclosure Documents at all such times will not knowingly contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Disclosure Documents made in reliance upon information furnished to the Fund or the Adviser in writing by the Sub-adviser which the Fund had informed the Sub-adviser was to be used in the particular Disclosure Document. The Fund and the Adviser will notify the Sub-adviser promptly after Adviser has actual knowledge and becomes aware of the happening of any event which in the judgment of the Fund or the Adviser makes any statement made in the Disclosure Documents untrue in any material respect or requires the making of any changes in the Disclosure Documents in order to make the statements therein, in the light of circumstances under which they were made, not misleading in any material respect, except that the Fund and the Adviser need not make such notification with respect to information in the Disclosure Documents based upon information furnished in writing to the Fund or the Adviser by the Sub-adviser which the Fund had informed the Sub-adviser was to be used in the particular Disclosure Document.

         The Sub-adviser represents and warrants to the Fund and the Adviser that the information furnished in writing by it which the Fund has informed it is to be used in a particular Disclosure Document, will not knowingly contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as required by the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and other applicable laws. The Sub-adviser will notify the Fund and the Adviser promptly after Sub-adviser has actual knowledge and becomes aware of the happening of any event which in the judgment of the Sub-adviser makes any statement made in the Disclosure Documents untrue in any material respect or requires the making of any changes in the Disclosure Documents in order to make the statements therein, in the light of circumstances under which they were made, not misleading in any material respect, except that the Sub-adviser need only make such notification with respect to information in the Disclosure Documents based upon information furnished in writing to the Fund or the Adviser by the Sub-adviser which the Fund had informed the Sub-adviser was to be used in the particular Disclosure Statement.

         C. Notwithstanding any provision in Article X to the contrary, the Fund and the Adviser, jointly and severally, agree to hold harmless the Sub-adviser, its directors and officers, and each person, if any, who controls the Sub-adviser within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (each such person a "Sub-adviser Indemnified Party"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus, or any amendment or supplement thereto, or in any preliminary prospectus, any other communication with investors or any other submissions to governmental bodies or self-regulatory agencies filed or distributed on or subsequent to the date first above-written (such documents being herein referred to as "Disclosure Documents") or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Fund or the Adviser by the Sub-adviser which the Fund had informed the Sub-adviser was to be used, or which the Sub-adviser had acknowledged was to be used, in the particular Disclosure Document.

         If any action or proceeding (including any governmental investigation) shall be brought or asserted against the Sub-adviser Indemnified Party in respect of which indemnity may be sought from the Fund and the Adviser, the Sub-adviser Indemnified Party shall promptly, after gaining actual knowledge and becoming aware of such action or proceeding, notify the Fund and the Adviser in writing, and the Fund and the Adviser shall assume the defense thereof, including the employment of counsel satisfactory to the Sub-adviser and the payment of all expenses. The Sub-adviser Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Sub-adviser Indemnified Party unless (a) the Fund or the Adviser has agreed to pay such fees and expenses or (b) the Fund or the Adviser shall have failed to assume the defense of such action or proceeding and to employ counsel satisfactory to the Sub-adviser in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Sub-adviser Indemnified Party and the Fund or the Sub-adviser Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to any of them which are different from or additional to those available to the Fund or the Adviser (in which case, if the Sub-adviser Indemnified Party notifies the Fund and the Adviser in writing that it elects to employ separate counsel at the expense of the Fund and the Adviser, the Fund and the Adviser shall not have the right to assume the defense of such action or proceeding on behalf of the Sub-adviser Indemnified Party), it being understood, however, that the Fund and the Adviser shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Sub-adviser Indemnified Party, which firm shall be designated in writing by the Sub-adviser. Neither the Fund nor the Adviser shall be liable for any settlement of any such action or proceeding effected without their written consent, but if settled with their written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Fund and the Adviser agree to indemnify and hold harmless the Sub-adviser Indemnified Party from and against any loss or liability by reason of such settlement or judgment. It is understood that neither the Fund nor the Adviser may settle on behalf of the Sub-adviser or any Sub-adviser Indemnified Party without the consent of the Sub-adviser or such Sub-adviser Indemnified Party, as the case may be.

         Notwithstanding any provision in Article X to the contrary, the Sub-adviser agrees to indemnify and hold harmless the Fund and the Adviser, their directors and officers, and each person, if any, who controls the Fund or the Adviser within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, to the same extent as the foregoing indemnity from the Fund and the Adviser to the Sub-adviser, but only with respect to information furnished in writing by it which the Fund had informed the Sub-adviser was to be used in the particular Disclosure Document. In case any action or proceeding shall be brought against the Fund or the Adviser, their directors or officers, or any such controlling persons, in respect of which indemnity may be sought against the Sub-adviser, the Sub-adviser shall have the rights and duties given to the Fund and the Adviser, and the Fund or the Adviser, their directors or officers, or such controlling persons shall have the rights and duties given to the Sub-adviser, by the preceding paragraph.

         D. The agreements, representations and indemnification contained in Sections A, B and C of this Article XI shall remain operative and in full force and effect for applicable statutes of limitation periods regardless of (a) any investigation made by or on behalf of any Sub-adviser Indemnified Party or by or on behalf of the Fund or the Adviser, its directors and officers, or any person controlling the Fund or the Adviser or (b) any termination or expiration of this Agreement.

         E. Sub-adviser represents and warrants to Adviser and Fund as follows:
(1) Sub-adviser is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; (2) This Agreement constitutes the legal, valid, and binding obligation of Sub-adviser, enforceable against Sub-adviser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of contract counterparties' generally, general principles of equity or public policy. Sub-adviser has the absolute and unrestricted right, business trust power, and business trust authority to execute and deliver this and to perform its obligations under this Agreement; (3) Neither the execution and delivery of this Agreement by Sub-adviser nor the performance of any of its obligations hereunder will give any person the right to prevent, delay, or otherwise interfere with the performance of such obligations pursuant to: (a) any provision of Sub-adviser's Declaration of Trust or By-Laws, (b) any resolution adopted by the board of trustees or the shareholders of Sub-adviser,
(c) any law, regulation or administrative or court order to which Sub-adviser may currently be subject, or (d) any contract to which Sub-adviser is a party or by which Sub-adviser may be bound. Sub-adviser is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the performance of any obligations hereunder; (4) Sub-adviser is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business; (5) Sub-adviser shall at all times operate in compliance with the Investment Advisers Act of 1940, as amended; and (6) Sub-adviser has furnished to the Adviser true and complete copies of all the documents listed under the heading "Sub-adviser Documents" on Schedule C to this Agreement.

         F. The Adviser represents and warrants to Sub-adviser as follows: (1) The Adviser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado; (2) This Agreement constitutes the legal, valid, and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of contract counterparties' generally, general principles of equity or public policy. The Adviser has the absolute and unrestricted right, limited liability company power, and limited liability company authority to execute and deliver this Agreement and to perform its obligations under this Agreement; (3) Neither the execution and delivery of this Agreement or the MCM Agreement by the Adviser nor the performance of any of its obligations hereunder will give any person the right to prevent, delay, or otherwise interfere with the performance of such obligations pursuant to: (a) any provision of the Adviser's Certificate of Formation or limited liability company agreement, (b) any resolution adopted by the board of managers/directors or the shareholders of the Adviser, (c) any law, regulation or administrative or court order to which the Adviser may currently be subject, or (d) any contract to which the Adviser is a party or by which the Adviser may be bound. Except for the approval of the Board. the Fund's shareholders as required by Section 15 of the Investment Company Act of 1940, as amended, and the Adviser's Managers, the Adviser is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the performance of any obligations hereunder; (4) The Adviser is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business; (5) Adviser shall at all times operate in compliance with the Investment Advisers Act of 1940, as amended; and (6) The Adviser has furnished to Sub-adviser true and complete copies of all the documents listed under the heading "Fund's Documents" on Schedule C to this Agreement.

         G. The Fund represents and warrants to Sub-adviser as follows: (1) The Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; (2) This Agreement constitutes the legal, valid, and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of contract counterparties' generally, general principles of equity or public policy. The Fund has the absolute and unrestricted right, corporate power, and corporate authority to execute and deliver this Agreement and to perform its obligations under this Agreement; (3) Neither the execution and delivery of this Agreement or the MCM Agreement by the Fund nor the performance of any of its obligations hereunder will give any person the right to prevent, delay, or otherwise interfere with the performance of such obligations pursuant to: (a) any provision of the Fund's Articles of Incorporation or Bylaws, (b) any resolution adopted by the board of directors or the shareholders of the Fund,
(c) any law, regulation or administrative or court order to which the Fund may currently be subject, or (d) any contract to which the Fund is a party or by which the Fund may be bound. Except for the approval of the Board, the Fund's shareholders as required by Section 15 of the Investment Company Act of 1940, as amended, and the Adviser's Managers, the Fund is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the performance of any obligations hereunder; (4) The Fund shall at all times operate in compliance with the Investment Company Act of 1940, as amended; and (5) The Fund is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended, and is registered or licensed as an investment company under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business.

         H. Neither the Adviser nor the Fund shall use Sub-adviser's name, or any logo, trademark, service mark, or other intellectual property of Sub-adviser in any manner during the term of this Agreement, except with the prior written approval of Sub-adviser; provided, however, that in no case shall the Adviser or Fund be required to submit any material for approval hereunder so long as the use or description of such name(s), logo, trademark, service mark, or other intellectual property has not been materially altered from any such material previously approved by Sub-adviser, nor in those cases where the material is not altered by the Adviser or Fund and is provided to them by a third party by or on behalf of Sub-adviser. Neither the Adviser nor the Fund shall use Sub-adviser's name, or any logo, trademark, service mark, or other intellectual property of Sub-adviser in any manner after the termination or expiration of this Agreement, except with the prior written approval of Sub-adviser. This restriction shall survive termination or expiration of this Agreement.

                                   ARTICLE XII
                                  Governing Law
         This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant, and other applicable federal law. As used with respect to the Portfolios, the term "majority of the outstanding share" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. To the extent that the applicable laws of the State of Colorado conflict with applicable provisions of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, such Acts, rules and regulations shall control.

                                  ARTICLE XIII
                                  Severability
         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                                   ARTICLE XIV
                                  Counterparts
         This Agreement may be executed in any number of counterparts, and by separate parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                                   ARTICLE XV
                               Further Assurances

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.


                                   ARTICLE XVI
                                     Waiver

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.


                                  ARTICLE XVII
                                Entire Agreement

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.


                                  ARTICLE XVIII
                         Section Headings; Construction

         The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Articles" or "Section" or "Sections" refer to the corresponding Article or Articles or Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                                   ARTICLE XIX
                Assignment, Successors, and No Third-Party Rights

         Subject to Section (4) of Article VII above, neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.


                                   ARTICLE XX
                                     Notices
         Any notice under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service that guarantees next business day delivery, under circumstances in which such guaranty is applicable, (c) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (d) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate party at the address set forth below, or to such other address as the party so notifies the others in writing.

                            [Signature Page Follows]

[Signature Page to Sub-Advisory Agreement]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.


Witness:                         GW CAPITAL MANAGEMENT, LLC


                                 By:


Name:                            Name:
                                 Title:
                                 Address: 8515 East Orchard Road
                                          Greenwood Village, CO  80111
                                          Attn:  Secretary
                                          Facsimile No:  303-737-4006



Witness:                         MAXIM SERIES FUND, INC.

                                  By:


Name:                             Name:
                                  Title:
                                  Address: 8515 East Orchard Road
                                            Greenwood Village, CO  80111
                                            Attn:  Secretary
                                            Facsimile No:  303-737-4006


Witness:                         FEDERATED INVESTMENT MANAGEMENT COMPANY

                                  By:


Name:                             Name:
                                  Title:

                                  By:


                                  Name:
                                  Title:
                                  Address: Federated Investment Management
                                           Company
                                           1001 Liberty Avenue
                                           Pittsburgh, PA 15222-3779
                                           Attn:  Carol Kayworth
                                           Facsimile No:  (412) 288-7747

                                   Schedule A


Maxim Federated Bond Portfolio

                                   Schedule B


Assets                                      Basis Points


$0 - 100 million                            0.15%
$100 - $250 million                         0.12%
$250 million and over                       0.10%

                                   Schedule C


Fund Documents
1. Copies of any financial statements or reports made by the Portfolios to its shareholders or to any governmental body or securities exchange.
2. All policies, procedures, guidelines and codes adopted by the Board under the Investment Company Act of 1940, as amended, or any regulation thereunder, including (as applicable):
        o Rule 10f-3 (relating to affiliated underwriting syndicates),
        o Rule 17a-7 (relating to interfund transactions),
        o Rule 17e-1 (relating to transactions with affiliated Brokers), and
        o Rule 17j-1 (relating to a code of ethics)
3. Copies of any SEC exemptive orders applicable to the Portfolios promptly after such exemptive orders become applicable to the Portfolios..
4. All procedures and guidelines adopted by the Board regarding: o Repurchase agreements, and
        o Evaluating the liquidity of securities, including restricted securities, municipal leases and stripped U.S. government securities
5. Any master agreements that the Fund has entered into on behalf of the Portfolios, including:
        o Master Repurchase Agreement,
        o Master Futures and Options Agreements,
        o Master Foreign Exchange Netting Agreements, and
        o Master Swap Agreements.
6. CFTC Rule 4.5 letter.
7. Pricing and performance calculation entities and contact persons.

Sub-adviser's Documents
1.   Part II of Sub-adviser's Form ADV most recently filed with the SEC.
2. Procedures and checklists required by the following exemptive rules and orders under the Investment Company Act of 1940, as amended:
        o Rule 10f-3 (relating to affiliated underwriting syndicates),
        o Rule 17a-7 (relating to interfund transactions),
        o Rule 17e-1 (relating to transactions with affiliated Brokers),
        o Rule 17j-1 (relating to a code of ethics), and
        o Release Nos. IC-16602 and IC-19816 (granting an exemption for certain transactions with affiliated banks)